UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2007

iStar Financial Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-15371	95-6881527
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification Number)

1114 Avenue of the Americas, 39th Floor
New York, New York		10036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (212) 930-9400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2-Financial Information

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 15, 2007, iStar Financial Inc. (“iStar”) issued $800,000,000 aggregate principal amount of Convertible Senior Floating Rate Notes due 2012 (the “Notes”) in a public offering. The Notes were issued pursuant to a base indenture, dated as of February 5, 2001, as amended and supplemented by a supplemental indenture, relating to the Notes, dated as of October 15, 2007 (as supplemented, the “Indenture”) between iStar and U.S. Bank Trust National Association (as successor to State Street Bank and Trust Company, N.A.), as Trustee. The Notes will bear interest at a rate per year equal to three-month LIBOR plus 0.50% and will mature on October 1, 2012. iStar will pay interest on each January 1, April 1, July 1 and October 1, commencing on January 1, 2008.

The Notes will be convertible prior to the close of business on the business day prior to the stated maturity date, at any time on or after August 15, 2012, and also under certain circumstances described in the Indenture. Upon conversion, iStar will satisfy its conversion obligations by delivering cash, shares of its common stock or any combination thereof, at its option; provided, however, that at any time on or prior to August 15, 2012, iStar may irrevocably elect, in its sole discretion without the consent of the holders of the Notes, to settle all of its future conversion obligations through the “net share settlement” method described in the Indenture. The Notes have an initial conversion rate of 22.2 shares of common stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price per share of $45.05.

iStar may not redeem the Notes prior to the date on which they mature except to the extent necessary to preserve its qualification as a real estate investment trust. Following the occurrence of a fundamental change, holders may require iStar to repurchase Notes in whole or in part for cash at 100% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest.

A copy of the supplemental indenture, dated as of October 15, 2007, is attached hereto as Exhibit 4.1 and incorporated by reference herein. The base indenture dated February 5, 2001 has been previously filed as an exhibit to iStar’s Form S-3 filed on February 12, 2001. A copy of the Underwriting Agreement, dated as of October 10, 2007 is attached hereto as Exhibit 1.1 and incorporated by reference herein.

Section 9-Financial Statements and Exhibits

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

1.1                                                         Underwriting Agreement dated as of October 10, 2007.

4.1                                                         Supplemental Indenture dated as of October 15, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

iSTAR FINANCIAL INC.

Date: October 19, 2007	By:	/s/ Jay Sugarman
Jay Sugarman
Chairman and Chief Executive Officer

Date: October 19, 2007	By:	/s/ Catherine D. Rice
Catherine D. Rice
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement dated as of October 10, 2007.
4.1	Supplemental Indenture dated as of October 15, 2007.